Exhibit 10.22

Kemper Corporation 2011 Omnibus Equity Plan

NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT

INSTALLMENT VESTING

This NON-QUALIFIED STOCK OPTION AND SAR AGREEMENT (“Agreement”) is made as of this ______ day of ___________, 2___ (“Grant Date”) between KEMPER CORPORATION, a Delaware corporation (the “Company”), and «name» (the “Option Holder”), for an award consisting of the right and option (the “Option”) to purchase on the terms and conditions hereinafter set forth, all or any part (subject to the limitations of Section 3) of an aggregate of «shares» («number») shares of the Common Stock of the Company (“Common Stock”) at the purchase price of $______ per share.

KEMPER CORPORATION            OPTION HOLDER

By: _____________________ _______________________
«name»                 «name»

By his or her signature below, the spouse of the Option Holder agrees to be bound by all of the terms and conditions of the foregoing Non-Qualified Stock Option and SAR Agreement.

_________________________

_________________________
Print Name

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013

Exhibit 10.22

RECITALS

A.    The Board of Directors of the Company has adopted the Kemper Corporation 2011 Omnibus Equity Plan, including any and all amendments to date (the “Plan”).

B.    Pursuant to the Plan, the Plan shall be administered by a committee appointed by and comprised of members of the Company’s Board of Directors (“Committee”).

C.    The Plan provides for the granting to eligible employee, directors and selected other service providers of the Company or any subsidiary or affiliate of the Company, as the Committee may from time to time determine, of options to purchase shares of Common Stock of the Company and tandem stock appreciation rights (“SAR(s)”).

D.    Pursuant to the Plan, the Committee has determined that it is to the advantage and best interest of the Company and its shareholders to grant a non-qualified stock option (and tandem SAR) to the Option Holder, and has approved the execution of this Non-Qualified Stock Option and SAR Agreement between the Company and the Option Holder.

E.    Neither the option nor the SAR granted hereby is intended to qualify as an “incentive stock option” under Section 422A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Grant.

(a) The Company grants the Option to the Option Holder, which will Option be exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the Grant Date or such later date as may result from the application of Section 6 (such anniversary or later date is referred to as the “Expiration Date”). The Option is also subject to early termination pursuant to Section 3(f) and Section 5.

(b) The Option is coupled with a SAR that is exercisable to the extent, and only to the extent, that the Option is exercisable under the vesting provisions of Section 2. The term of the SAR shall expire on the Expiration Date and shall be subject to early termination pursuant to Section 3(f) and Section 5. The SAR shall entitle the Option

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013

Exhibit 10.22

Holder to surrender the Option (or any portion thereof, subject to Section 3(a)) to the Company unexercised and receive in exchange for the surrender of the Option (or the surrendered portion thereof) that number of shares of the Company’s common stock having an aggregate value equal to: (A) the excess of the fair market value of one share of such stock (as determined in accordance with Section 4) over the purchase price per share specified on page one above (or, if applicable, such price as adjusted pursuant to Section 9 hereof), multiplied by (B) the number of such shares subject to the Option (or portion thereof) which is so surrendered.

2.    Vesting. The Option Holder may not purchase any shares by exercise of this Option or the SAR until the date on which they are exercisable (the “Vesting Date(s)”). The shares subject to this Option and the SAR shall become exercisable {INSERT ONE OF THE FOLLOWING VESTING ALTERNATIVES:

[in four (4), equal annual installments, the first of which shall vest on the six-month anniversary of the Grant Date (the “Initial Vesting Date”), and the remainder of which shall vest on the first, second and third anniversaries of the Initial Vesting Date, respectively.]

OR

[__________SPECIFY ALTERNATIVE APPROVED FOR THIS GRANT.]}

Subject to early termination under Section 5 or the terms of the Plan and no later than the Expiration Date, the Option Holder may purchase all or any part (subject to the limitations of Section 3) of the shares subject to this Option which are currently exercisable, or such lesser number of shares as may be available through the exercise of the SAR. The total number of shares subject to the Option and the number of shares subject to the Option which are currently exercisable by the Option Holder each shall be reduced by the number of shares previously acquired by the Option Holder pursuant to this Agreement.

3.    Manner of Exercise.

(a)    Each exercise of this Option shall be by means of a written notice of exercise delivered to the Company by the Option Holder or his or her Representative (as such term is defined in the Plan). Such notice shall identify the Options being exercised. When applicable, the notice shall also specify the number of shares of Common Stock that the Option Holder plans to deliver in payment of all or part of the exercise price. Before shares will be issued, the full purchase price of the shares subject to the Options being exercised shall be paid to the Company using the following methods, individually

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013

Exhibit 10.22

or in combination: (i) by check payable to the order of the Company in an amount equal to the purchase price, (ii) by Constructive or Actual Delivery (as defined in the Plan) of shares of Common Stock with a fair market value as of the close of business on the date of exercise equal to or greater than the purchase price, (iii) by electronic transfer of funds to an account of the Company, or (iv) by other means acceptable to the Committee. This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than fifty (50) shares unless the total number of shares covered by this Option is less than 50 on the date of exercise or unless this Option is scheduled to expire within six months of the date of exercise.

(b)    Each exercise of the SAR shall be by means of a written notice of exercise delivered to the Company, specifying whether the Option Holder is surrendering all or a portion of the Option and, if only a portion of the Option is being surrendered, how many shares are included in such portion (to the extent determinable by the Option Holder). Upon satisfaction of the Option Holder’s obligation to pay the Company the amount of all taxes that the Company is required to withhold in connection with such exercise as specified in Section 3(e) below, the Company shall issue to the Option Holder a number of shares of the Company’s common stock computed in accordance with Section 1(b) and the Option and the SAR (or the surrendered portions thereof) shall be deemed extinguished. The SAR may only be settled in shares of the Company’s common stock and not by payment of cash to the Option Holder. Any fractional share that would otherwise result from an exercise of the SAR shall be rounded down to the nearest whole share.

(c)    The date of exercise shall be: (i) in the case of a broker-assisted cashless exercise, the earlier of (A) the trade date of the related sale of stock or (B) the date that the Company receives the purchase price; (ii) in the case of a SAR, or an Option exercise in which the Option Holder elects to pay some or all of the exercise price and/or any related withholding taxes by Constructive or Actual Delivery of shares of Common Stock (or, in the case of such taxes, by directing the Company to withhold shares that would otherwise be issued upon exercise of such Option), the date that the Company receives written notice of such exercise; or (iii) in all other cases, the date that the Company receives the purchase price.

(d)    This Option and SAR may be exercised only by the Option Holder or his or her Representative, and not otherwise, regardless of any community property interest therein of the spouse of the Option Holder, or such spouse's successors in interest. If the spouse of the Option Holder shall have acquired a community property interest in this Option and the SAR, the Option Holder, or the Option Holder's Representative, may exercise the Option and the SAR on behalf of the spouse of the Option Holder or such spouse's successors in interest.

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013

Exhibit 10.22

(e)    Upon the exercise of this Option or the SAR, the Company shall require the Option Holder or the Option Holder's Representative to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such exercise. Subject to the limitations set forth in the next three sentences, the Option Holder or his/her Representative may elect to satisfy all or any portion of such tax withholding obligations either by: (i) any of the methods described in Sections 3(a)(i) through 3(a)(iv) above, or (ii) directing the Company to withhold shares that would otherwise have been issued pursuant to the exercise of this Option or SAR. Neither the Option Holder nor his/her Representative shall have the right to utilize Constructive or Actual Delivery of shares of Common Stock or to have shares withheld, in either case, in excess of the minimum number required to satisfy applicable tax withholding requirements based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes. Shares used in either of the foregoing ways to satisfy tax withholding obligations will be valued at their fair market value on the date of exercise. In the case of an exercise of the SAR, the Company retains the right to require the Option Holder to pay any and all withholding taxes arising out of such exercise solely in cash.

(f)    In the event the Option (or any portion thereof) is exercised, then the SAR (or the corresponding portion) shall terminate. In the event that the SAR (or any portion thereof) is exercised, then the Option (or the corresponding portion) shall likewise terminate.

4.    Fair Market Value of Common Stock. The fair market value of a share of Common Stock shall be determined for purposes of this Agreement by reference to the closing price of a share of Common Stock, as reported by the New York Stock Exchange (or such other exchange on which the Shares of Common Stock are primarily traded) for the Grant Date or date of exercise, as applicable, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

5.    Termination of Service. The Option may be subject to forfeiture or early vesting in connection with the termination of the Option Holder’s employment or other service in accordance with the following provisions (capitalized terms not defined herein shall have the meanings as defined in the Plan):

(a)    Death or Disability. If the Option Holder dies or becomes Disabled while employed by the Company or any of its Affiliates, then any portion of this Option and SAR granted hereunder that was outstanding but not vested on such date shall immediately vest and remain outstanding and exercisable until the earlier of the original

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013

Exhibit 10.22

expiration date hereunder or one year from the date of death or the date the Option Holder first became Disabled, and any portion not exercised within such period shall be forfeited to the Company; provided, however, that if this Option and SAR is also subject to subsection (b) below on the date of an event described in this subsection (a), then subsection (b) shall apply in lieu of this subsection (a) to the extent the terms of such subsections are inconsistent.

(b)    Retirement.    If the Option Holder becomes eligible for Retirement under the Plan on or prior to the date of his or her termination of Employment, then any portion of this Option and SAR that is outstanding on the date of such eligibility shall become non-forfeitable until the Expiration Date, subject to any vesting provisions under Section 2 above; provided, however, that if the Option Holder becomes an employee of a competitor of the Company or any of its Affiliates or otherwise engages in any activity that is competitive with the Company of any of its Affiliates, then any portion of this Option and SAR that was not vested on the date that such employment or engagement began shall be forfeited to the Company.

(c)    Sale or Divestiture of Employer. If the Company sells or divests its controlling interest in an Affiliate that employs Option Holder, or if its control of such Affiliate otherwise ceases, then any portion of this Option and SAR held by the Option Holder on the date of such sale, divestiture or cessation of control shall be forfeited to the Company, and the Option Holder shall have until the earlier of 90 days from such date or the Expiration Date, in which to exercise any portion that was vested on such date, and any portion that is not exercised within such period shall be forfeited to the Company; provided, however, that if this Option and SAR is also subject to subsection (b) above on the date of an event described in this subsection (c), then subsection (b) shall apply in lieu of this subsection (c) to the extent the terms of such subsections are inconsistent.

(d)    Other Termination of Employment. If the Option Holder ceases to be an Employee of the Company or any of its Affiliates under circumstances other than those set forth in the foregoing subsections (a) – (c), then:

(i)     If the termination of Employment was not for Substantial Cause, then any portion of this Option and SAR held by the Option Holder that was not vested on the date of termination shall immediately be forfeited to the Company, and the Option Holder shall have until the earlier of 90 days from the date of termination or the Expiration Date in which to exercise any portion that was vested on such date, and any portion not exercised within such period shall be forfeited to the Company.

(ii)     If the termination of Employment was for Substantial Cause, then any portion of this Option and SAR that remains outstanding on the date of termination

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013

Exhibit 10.22

(whether vested or unvested) shall be forfeited to the Company, notwithstanding any otherwise applicable term of this Agreement that provided for vesting or non-forfeitability on or prior to the date of such termination, including (but not limited to) subsection (b) above.

6.    Extension of Expiration in Certain Cases. From time to time, the Company may declare “blackout” periods during which the Option Holder may be prohibited from engaging in certain transactions in Company securities. In the event that the scheduled Expiration Date of this Option and SAR shall fall within a blackout period that has been declared by the Company and that applies to the Option Holder, then the Expiration Date shall automatically, and without further notice to Option Holder, be extended until such time as fifteen (15) consecutive business days have elapsed after the scheduled Expiration Date without interruption by any blackout period that applied to the Option Holder.

7.    Shares to be Issued in Compliance with Federal Securities Laws and Exchange Rules. No shares issuable upon the exercise of this Option or SAR shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933, as amended (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of the New York Stock Exchange or such other exchange(s) or markets on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company shall use its best efforts and take all necessary or appropriate actions to assure that such full compliance on the part of the Company is made.

8.    No Assignment. This Option and SAR and all rights and privileges granted hereby (including the right of exercise) shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of the law or otherwise, except by will or the laws of descent and distribution. Without limiting the generality of the preceding sentence, no rights or privileges granted hereby may be assigned or otherwise transferred to the spouse or former spouse of the Option Holder pursuant to any divorce proceedings, settlement or judgment. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or SAR or any other rights or privileges granted hereby contrary to the provisions hereof, this Option and SAR and all other rights and privileges contained herein shall immediately become null and void and of no further force or effect.

9.    Certain Adjustments; Change in Control.

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013

Exhibit 10.22

(a) The provisions of Sections 4.4 and 19.2 of the Plan relating to certain adjustments in the case of stock splits, reorganizations, equity restructurings and similar matters described therein are hereby incorporated in and made a part of this Agreement. Any such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

(b) This award may be subject to termination or early vesting in connection with a Change in Control in accordance with the provisions of Section 18.3 of the Plan.

10.    Participation by Option Holder in Other Company Plans. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any retirement plan or employee welfare benefit plan or program of the Company or of any subsidiary or affiliate of the Company, subject in each case, to the terms and conditions of any such plan or program.

11.    No Rights as a Stockholder Until Issuance of Shares. Neither the Option Holder nor his/her Representative shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any shares issuable upon any exercise of this Option or SAR unless and until such shares shall have been issued and delivered to: (i) Option Holder in the form of certificates, (ii) a brokerage or other account for the benefit of Option Holder either in certificate form or via “DWAC” or similar electronic means, or (iii) a book entry or direct registration account in the name of Option Holder.

12.    Not an Employment or Service Contract. Nothing herein contained shall be construed as an agreement by the Company or any of its subsidiaries or affiliates, expressed or implied, to employ Option Holder or contract for Option Holder’s services, to restrict the right of the Company or any of its subsidiaries or affiliates to discharge Option Holder or cease contracting for Option Holder’s services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Option Holder and the Company or any of its subsidiaries or affiliates.

13.    Agreement Subject to the Plan. This Option and SAR hereby granted are subject to, and the Company and the Option Holder agree to be bound by, all of the terms and conditions of the Plan, as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such amendment shall adversely affect the Option Holder's rights under this Agreement without the prior written consent of the Option Holder. To the extent that the terms or conditions of this Agreement conflict with the terms or conditions of the Plan, the Plan shall govern.

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013

Exhibit 10.22

14.    Arbitration. All disputes related to this Agreement or any Options granted hereunder, shall be submitted to binding arbitration with the American Arbitration Association (“AAA”) pursuant to the AAA Employment Arbitration Rules and Mediation Procedures (“AAA Rules”). A copy of the AAA Rules is available to the Option Holder upon written request to the Company’s Director of Human Resources at One East Wacker Drive, Chicago, Illinois 60601 (or such other address as the Company may specify from time to time), or may be obtained online at: www.adr.org.

To initiate arbitration, either party must file a Demand for Arbitration (“Demand”) in the manner described in the AAA Rules. After a Demand has been filed and served, either party may request that the dispute initially be mediated pursuant to the AAA Rules. If mediation does not fully resolve the dispute, then the matter will be subject to arbitration before a single arbitrator who shall have the power to award any types of legal or equitable relief available in a court of competent jurisdiction, including, but not limited to, attorneys’ fees and costs, to the extent such relief is available under applicable law, and all defenses that would be applicable in a court of competent jurisdiction shall be available. All administrative costs of arbitration (including reimbursement of filing fees) and the fees of the arbitrator will be paid by the Company.

15.    Execution. This Option and SAR have been granted, executed and delivered as of the day and year first above written at Chicago, Illinois, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without application of its conflicts of laws principles.

16.    Miscellaneous. This Agreement, together with the Plan, is the entire agreement of the parties with respect to the Option and SAR granted hereby and may not be amended except in a writing signed by both the Company and the Option Holder or his/her Representative.

<ADD THE NEXT SECTION FOR ALL GRANTS TO ALL EXECUTIVE OFFICERS OF THE COMPANY>

17.    Clawbacks. Notwithstanding the terms regarding vesting and forfeitability or any other provision set forth in this Agreement, including (but not limited to) Sections 2 and 5 above, the rights, payments, and benefits with respect to this Award are subject to reduction, cancellation, forfeiture, or recoupment by the Company if and to the extent required by applicable law, regulation of the Securities and Exchange Commission, or rule or listing requirement of the New York Stock Exchange (collectively “Applicable Requirements”) in connection with an accounting restatement or under such other circumstances as specified in the Applicable Requirements. Any action taken by the

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013

Exhibit 10.22

Company under this provision shall be made pursuant to the Committee’s determination, which shall be final, binding and conclusive.

<ADD THE NEXT SECTION FOR ALL GRANTS TO ALL EXECUTIVE OFFICERS OF THE COMPANY>

18.    Stock Holding Period. The Option Holder agrees to hold all shares of Common Stock acquired upon the exercise of Options granted hereunder for a minimum of twelve months following the date of such exercise. This holding period shall not apply to shares sold or tendered by the Option Holder and/or withheld by the Company to pay the Option exercise price and/or to settle tax liabilities related to the Option exercise, and as otherwise may be provided under the Company’s Stock Ownership Policy.

Employee Option/SAR Award - INSTALLMENT VESTING    February 2013